UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 10, 2016

OncoCyte Corporation
(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 775-0515
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

This Report and the accompanying Exhibit 99.1 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended.

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition

On November 10, 2016, OncoCyte Corporation issued a press release announcing its financial results for the three and nine months ended September 30, 2016 and announcing that it will host a conference call and webcast on Thursday, November 10, 2016, at 5:00 p.m. Eastern/2:00 p.m. Pacific Standard Time to discuss financial and operating results and recent corporate developments. A copy of the press release, which explains how to access or participate in the conference call and webcast is attached as Exhibit 99.1 and is, in its entirety, incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated November 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date:	November 10, 2016	By:	s/William Annett
William Annett
Chief Executive Officer

Exhibit Number	Description
99.1	Press release dated November 10, 2016